Exhibit 4.4

AMENDMENT NO. 1 TO FACILITY AGREEMENT

This AMENDMENT NO. 1 TO FACILITY AGREEMENT (this “Amendment No. 1”), dated as of October 22, 2008, is made by and among ZymoGenetics, Inc. and Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P. (together the “Original Deerfield Lenders”) and Deerfield ZG Corporation (“DZG”).

W I T N E S S E T H

WHEREAS, the parties hereto other than DZG have entered into the Facility Agreement, dated June 26, 2008 (the “FA”); and

WHEREAS, the parties to this Amendment No. 1 desire to amend the FA to add Deerfield ZG as a party thereto;

NOW, THEREFORE, the parties hereto agree as follows:

1. Deerfield ZG shall become a party to the FA and the definition of “Lenders” shall include the Original Deerfield Lenders and DZG; provided, however, that for the purposes of Sections 2.11 and 5.4, the definition of “Lenders” shall not include DZG.

2. For the purpose of Section 3.3, DZG shall not make the representations and warranties set forth in paragraphs (a) through (g) but shall make the representations and warranties set forth in paragraphs (h) through (k) mutatis mutandis (e.g., in paragraph (h) DZG is a corporation).

3. The last sentence of Section 2.2 shall be deleted and replaced with the following:

“For the purpose of the first paragraph of the Notes, each Disbursement shall be allocated 61.7% to Deerfield Private Design International, L.P. and 38.3% to Deerfield Private Design Fund, L.P.”

4. Except as amended hereby, the FA shall remain in full force and effect.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be signed as of the date first above written.

BORROWER: ZYMOGENETICS, INC.		LENDER: DEERFIELD PRIVATE DESIGN FUND, L.P.

By:	/s/ James A. Johnson	By:	/s/ James Flynn
Name:	James A. Johnson	Name:	James Flynn
Title:	Executive Vice President and Chief Financial Officer	Title:	General Partner

LENDER: DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.

By:	/s/ James Flynn
Name:	James Flynn
Title:	General Partner

LENDER: DEERFIELD ZG CORPORATION

By:	/s/ James Flynn
Name:	James Flynn
Title:	General Partner